UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SERVOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

PAUL L. SNYDER III

FOUNDERS SOFTWARE, INC.

BEAVER HOLLOW WELLNESS, LLC

KATHLEEN ANN SCHEFFER

CHRISTINE R. MARLOW

MICHAEL W. DOLPP

CHARLES C. ALFIERO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Item 1: On May 13, 2025, Beaver Hollow Wellness, LLC issued the following investor presentation, as set forth below, with regard to its filing of a definitive proxy statement and accompanying WHITE proxy card on May 2, 2025 with respect to Beaver Hollow Wellness, LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time:

S.A.V.E SERVOTRONICS

A Path to Reclaiming the Future of Servotronics

BY

Revitalizing Leadership and Governance

MAY 2025

DISCLAIMER

THIS PRESENTATION IS INTENDED FOR DISCUSSION AND GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT TAKE INTO ACCOUNT THE SPECIFIC INVESTMENT OBJECTIVES, FINANCIAL CIRCUMSTANCES, SUITABILITY, OR UNIQUE NEEDS OF ANY INDIVIDUAL WHO MAY RECEIVE THIS PRESENTATION, AND IT SHOULD NOT BE CONSTRUED AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REFLECT THE OPINIONS OF BEAVER HOLLOW WELLNESS, LLC. THE PROPOSED DIRECTOR NOMINEES, AND OTHER PARTICIPANTS IN THE SOLICITATION OF CONSENTS FROM STOCKHOLDERS OF SERVOTRONICS, INC. (THE "ISSUER") REGARDING THE ELECTION OF DIRECTORS FOR THE ISSUER, PERTAINING TO FUTURE EVENTS. CERTAIN FINANCIAL INFORMATION AND DATA PRESENTED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM PUBLIC FILINGS, INCLUDING FILINGS BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND OTHER SOURCES.

BEAVER HOLLOW WELLNESS, LLC HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION HEREIN AS BEING DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE INTERPRETED AS AN INDICATION OF SUPPORT FROM SUCH THIRD PARTIES FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE REGARDING THE ACCURACY OF DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS WITH THE SEC OR FROM ANY THIRD PARTY.

EXCEPT FOR THE HISTORICAL DATA INCLUDED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE REFLECTED IN THE FORWARD-LOOKING STATEMENTS.

BEAVER HOLLOW WELLNESS, LLC WILL NOT BE RESPONSIBLE FOR OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING, ANY THIRD-PARTY REPORT, OR THIS PRESENTATION. THERE IS NO ASSURANCE OR GUARANTEE REGARDING THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT ARE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS, AND PRO FORMA INFORMATION PRESENTED HEREIN ARE BASED ON ASSUMPTIONS THAT BEAVER HOLLOW WELLNESS, LLC BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT THE ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE SIGNIFICANT. THIS PRESENTATION DOES NOT CONSTITUTE A RECOMMENDATION FOR THE PURCHASE OR SALE OF ANY SECURITY. BEAVER HOLLOW WELLNESS, LLC RESERVES THE RIGHT TO CHANGE ANY OF THE OPINIONS EXPRESSED HEREIN AT ANY TIME AS IT DEEMS APPROPRIATE. BEAVER HOLLOW WELLNESS, LLC DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. UNDER NO CIRCUMSTANCES SHOULD THIS PRESENTATION BE CONSTRUED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.

- Executive Summary (pg. 1)
- Why Urgent Change is Needed: Overview (pg. 2-3)
- Why Urgent Change is Needed: Failure of Leadership Causing Material Financial Challenges (pg. 4)
- Why Urgent Change is Needed: Strategic Competitive Analysis (pg. 5-9)
- Why Urgent Change is Needed: Servotronics Strategic Gaps (pg. 10)
- Why Urgent Change is Needed: Crisis in Governance - Failures in Management and Board Oversight (pg. 11)
- Board Candidate Qualifications Comparison (pg. 12)
- Why Our Nominees are the Optimal Nominees to Restore Shareholder Value: A Better Board (pg. 13-14)
- A Better Strategy – The S.A.V.E. Plan (pg. 15-16)
- Implementation Plan Timeline (pg. 17)
- Conclusion (pg. 18)
- Appendix - Letters of Support (pg. 19-22)

Executive Summary

The primary objective of Beaver Hollow Wellness ("BHW") is to reclaim the future of Servotronics, Inc. ("SVT" or the "Company") and create long-term shareholder value by enhancing leadership and governance. BHW has made significant efforts to engage with the existing Board and its leadership over the past 3 years. We have provided executive support, proposed strategic industry connections, and aimed to identify untapped asset value—all to bolster the Company's success. Regrettably, these proposals were consistently declined or overlooked. Consequently, customers, shareholders, and employees have experienced increasing frustration, alongside a notable decline in shareholder value. **We believe that the Board and CEO have not achieved the necessary outcomes to stabilize the business and safeguard value for all stakeholders**. Instead, they have disproportionately enriched themselves, jeopardizing the Company's long-term performance and future. This situation has placed the Company's future in critical financial risk, necessitating immediate action to avert further deterioration.

BHW has submitted a comprehensive business proposal (the "SAVE Proposal") to achieve these objectives, which include:

- **Swiftly enhancing manufacturing capabilities.**
- **Restoring customer trust.**
- **Revitalizing employee morale.**
- **Reversing the alarming decrease in shareholder value.**

The Board's own documented operational shortcomings and unprecedented financial losses clearly indicate that their leadership and perspective can no longer be depended upon. **A vital aspect of the SAVE Proposal is our suggested team of highly qualified director nominees.** these individuals are capable of effectively implementing this plan and **possess the essential skills, experience, and expertise necessary for each element of the plan, emphasizing improved talent, a motivated team, and a proactive timeline**. Each nominee brings unique and complementary qualities that will generate long-term shareholder value for all SVT shareholders and are recognized as experts in change management, manufacturing efficiency, and operational effectiveness.

1

Why Urgent Change is Needed: Overview

Servotronics is currently encountering significant challenges, which include issues with leadership, financial instability, a decline in shareholder value, and inefficiencies in operations. Instead of tackling these pressing matters, **the Board has now initiated a strategic review of options, which may involve the potential sale of the company.** This action seems to be a desperate attempt to *mask* the Board's mismanagement and hubris, ultimately harming those who have diligently contributed to the company's development. The current Board and leadership team should not be entrusted with such a critical decision given their track record of shareholder value destruction and failed sale of its 100+-year-old Ontario Knife Company (OKC) division. The material failures of the current Board and leadership highlighted below, are evidence of the need for wholesale change:

1. Profitability and Revenue Growth: Deceptive Forecasts

- The April 2024 Shareholder Update indicated expectations for profitability and improved margins, emphasizing projected revenue growth. However, the 2024 10-K filing disclosed ongoing net losses, primarily due to significant legal and operational costs that had not been previously disclosed.
- Instead of achieving true profitability, the company's disclosure demonstrated that it is in a tenuous financial position that warrants immediate shareholder action to rectify.

2. Discontinued Operations: An Ongoing Financial Liability

- The sale of the Ontario Knife Company was incorrectly represented as a success, while the company continues to sustain losses from a largely unoccupied facility that necessitates upkeep and supervision.
- These losses undermine assertions that the divestiture was a strategic victory and further diminish shareholder value.

2

Why Urgent Change is Needed: Overview

3. Liquidity Crisis and Excessive Debt Dependence

- The Board has not adequately disclosed the extent of Servotronics' dependence on borrowed funds.
- The 2024 10-K noted a $7M credit facility, with only $4.3M remaining available at year-end, indicating a clear liquidity crisis.
- Instead of promoting organic revenue growth, the company is relying on debt to finance its daily operations, which includes payments to the Board of Directors—an untenable and risky strategy.

4. Deferred Tax Assets: Misrepresented Security

- Management has neglected to recognize the risk that deferred tax assets may not be realizable due to historical pre-tax losses.
- This lapse further underscores inadequate financial planning and unrealistic expectations.

Leadership Shortcomings of CEO William Farrell and the Board

- Overstated growth potential while failing to manage expenses effectively.
- Provided misleading or incomplete financial projections.
- Failed to achieve profitability despite favorable conditions in the aerospace sector.
    - Relied heavily on debt instead of fortifying the company's financial standing.

<u>This evident misrepresentation of financial stability reflects either complete incompetence or an intentional effort to mislead shareholders.</u>

3

Why Urgent Change is Needed:
Failure of Leadership Causing Material Financial Challenges

The financial results for Servotronics for Q3 2024 versus Q3 2021 reveal notable weaknesses and declines in performance. Key highlights include:

- **Net income plummeted from $5.0 million in 2021 to a net loss of $0.3 million in 2024.**
- **Total assets fell from $54.2 million in 2021 to $37.7 million in 2024, marking a 30% decline.**
- **Liabilities surged from $8.1 million to $13.3 million, heightening financial risk.**
- **Shareholders' equity decreased from $38.7 million to $24.4 million.**
- **Cash reserves drastically reduced from $11.8 million to just $46,000, signaling critical liquidity issues.**
- **Operating cash flow dropped from $6.3 million in 2021 to $11,000 in 2024.**

Any even more alarming picture emerges when analyzing the Q4 2024 performance versus Q3 2023 performance, showing an even more significant deterioration in performance.

- **Revenues for Q4 2024 decreased by approximately $2,570,000 (20.8%) compared to Q4 2023**
- **Operating loss significantly increased by approximately $1,627,000, or 315.3%, in Q4 2024 compared to Q4 2023.**

These concerning trends refute company leadership's assertion that they have been successful stewards of shareholder interests. In fact, it is a direct result of the ineptitude of company leadership that shareholder interests have been harmed.

4

Why Urgent Change is Needed:
STRATEGIC COMPETITVE ANALYSIS

This report provides a comprehensive competitive analysis of Servotronics, Inc. (SVT) against ten industry-relevant peers in the aerospace, motion control, and industrial automation sectors. It evaluates financial and non-financial metrics, strategic advantages, and operational positioning from 2022 through 2024. Analyzing the data can lead to only one conclusion – SVT is significantly underperforming its peers. Below is a financial snapshot of Servotronics and its key publicly reported competitors:

Company (approx.)	3-Year Revenue CAGR	FY2024 EPS	3-Year Stock Return	Market Cap
Servotronics (SVT)	+3%	-$0.65	-6%	$26M
Moog Inc. (MOG.A)	+8.2%	+$6.30	+111%	$5.3B
Woodward Inc. (WWD).	+14%	+$6.01	+187%	$11.2B
Curtiss-Wright (CW)	+8%	+$10.55	+144%	$13.1B

Financial Performance Comparison – FY2024

Metric	Servotronics (SVT)	Moog Inc. (MOG.A)	Woodward Inc. (WWD)	Curtiss-Wright Corp. (CW)
Return on Assets (ROA)	-4.58%	+ 5.17%	+8.54%	+8.40%
Return on Equity (ROE)	-6.90%	+11.85%	+17.56%	+16.53%
Gross Profit Margin	-18.40%	+27.44%	+26.03%	+36.96%
Net Profit Margin	-3.61%	+5.79%	+11.18%	+12.98%
PE Ratio	-16.77	+25.15	+ 27.75	+33.90
PEG Ratio	-0.20	+1.45	+ 3.81	+3.19

5

Why Urgent Change is Needed:
STRATEGIC COMPETITVE ANALYSIS

Revenue CAGR and EPS
Value
14
12
10
8
6
4
2
0
Revenue CAGR 3.00
EPS -0.65
Revenue CAGR 8.20
EPS 6.30
Revenue CAGR 14.00
EPS 6.01
Revenue CAGR 8.00
EPS 10.55
Servotronics
Moog
Woodward
Curtiss-Wright

6

Why Urgent Change is Needed:
STRATEGIC COMPETITVE ANALYSIS

3-Year Stock Return
Percentage
175
150
125
100
75
50
25
0
Stock Return
-6.00
Stock Return
111.00
Stock Return
187.00
Stock Return
144.00
Servotronics
Moog
Woodward
Curtiss-Wright

7

Why Urgent Change is Needed:
STRATEGIC COMPETITVE ANALYSIS

Profitability Metrics
Percentage
15
10
5
0
−5
PE
-4.58
PEG
-6.90
EV/EBIT
-3.61
PE
5.17
PEG
11.85
EV/EBIT
5.79
PE
8.54
PEG
17.56
EV/EBIT
11.18
PE
8.40
PEG
16.53
EV/EBIT
12.98
Servotronics
Moog
Woodward
Curtiss-Wright

8

Why Urgent Change is Needed:
STRATEGIC COMPETITVE ANALYSIS

Valuation Ratios
Ratio Value
30
20
10
0
−10
−20
−30
PE
-16.77
PEG
-0.20
EV/EBIT
-29.39
PE
25.15
PEG
1.45
EV/EBIT
22.73
PE
27.75
PEG
3.81
EV/EBIT
27.95
PE
33.90
PEG
3.19
EV/EBIT
25.26
Servotronics
Moog
Woodward
Curtiss-Wright

9

Why Urgent Change is Needed:
Servotronics Strategic Gaps

Relative Weaknesses of Servotronics

- Inadequate economies of scale
- Recent years marked by negative profitability
- Limited offerings in automation, robotics, or sensors
- Smaller investment in R&D and a restricted customer base
- Reliance on legacy aerospace programs with insufficient diversification

Strategic Considerations

Servotronics is currently behind major competitors regarding revenue scale, profitability, and product range. To enhance its competitive position, SVT should boost its R&D funding, seek automation collaborations, and enhance operational efficiency. There are also opportunities to focus on niche aerospace markets and apply its actuator expertise to high-margin defense or industrial sectors. Our plan will close these strategic gaps and in doing so, enhance shareholder value.

10

Why Urgent Change is Needed:
Crisis in Governance - Failures in Management and Board Oversight

The failure of the Board of Directors and CEO William Farrell to respond to legitimate shareholder concerns, combined with ongoing financial mismanagement, has led to a crisis of confidence in this company's governance.

Most egregiously, the Board has failed to acknowledge or act upon:

1. The formal demand for an internal investigation into potential unjust enrichment and fiduciary breaches, sent on January 28, 2025, which has yet to receive a response.
2. The **SAVE Servotronics proposal,** which was presented as a constructive and actionable plan to restore financial discipline, implement meaningful governance reforms, and protect shareholder *value*. The Board has ignored *every* offer of assistance and real solutions proposed and refused to provide any response detailing the Board's position on the SAVE Servotronics plan, including specific reasons for its rejection or any willingness to adopt elements of it.
3. Repeated written requests by BHW outside legal advisors to provide mandatory information for the timely and appropriate preparation of its Proxy Contest, going so far as refusing to provide a list of registered company stockholders. Such actions intentionally deprive all shareholders from making fully informed decisions about the future of their company.
4. Servotronics, through its counsel formally rejected BHW lawful request to inspect corporate books and records under Section 220 of the Delaware General Corporation Law.
5. Despite repeated requests, the Board has failed to provide a clear public statement on the intent behind the "strategic alternatives review", and whether the Board has already been in discussions regarding a sale.
6. Despite repeated requests, the Board has failed to provide firm commitment to protect Servotronics' employees and Western NY operations, including transparency regarding any sale process.

11

Board Candidate Qualifications Comparison

BHW NOMINEES	BACKGROUND	INCUMBENT SVT DIRECTORS
Paul L. Snyder III Chairman & CEO, Founders Holding Co.	- 30+ years of executive leadership in software, manufacturing, healthcare, and real estate - Directly led investments and turnarounds across multiple industries - Recruited CFOs, led audits, and evaluated public financials - Served on multiple major civic and economic development boards	Christopher Marks Chairman of Servotronics - Presided over shareholder value destruction and failed governance practices during his tenure - Lacks any professional background in manufacturing, engineering, or industrial operations - Experience limited to financial planning and investment advice - His presence as Chair underscores the lack of strategic direction plaguing the current Board
Christine R. Marlow Defense Industry Strategist	- 30+ years in high-tech military manufacturing, operations and strategy - Lead Strategy Manager for Raytheon division - Certified Six Sigma Black Belt (20 years) - Owner/operator of strategic consulting firm specializing in business development/management - Led and advised on numerous multi-million dollar defense projects and operational initiatives	Evan Wax Investment Advisor - Founder of small investment firm - No operational, manufacturing, or public company executive experience
Michael W. Dolpp Global Sales & Operations Executive	- 40+ years in national/international sales and manufacturing operations - Former VP & GM of Danaher/Thomson divisions - Lean operations expertise - Founded consulting firm to advise global industrials	William Farrell Jr. CEO of Servotronics - No prior experience as a CEO - Tenure marked by largest financial losses in company history - No prior board or P&L leadership experience
Charles C. Alfiero Portfolio and Investment Leader	- Executive Director of private foundation investing in education, healthcare, and biotech - Former CEO of a biotech startup - 20+ years in finance, portfolio management, and sales/marketing - Deep experience in managing strategic assets	Brent Baird Private Investor - 86 years old - Long past tenure in investment and board roles (M&T, Todd Shipyards) - Limited recent operating or governance experience

12

Why Our Nominees are the Optimal Nominees to Restore Shareholder Value: A Better Board

WE HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO UNLOCK SHAREHOLDER VALUE

Our nominees will deliver a modern, results-oriented boardroom with operational, financial, and strategic excellence across industries.

In contrast, the Servotronics board includes outdated investor profiles and limited operational expertise, creating a critical gap in governance and oversight needed to reverse Servotronics' underperformance.

Paul L. Snyder, III, Age 64—Mr. Snyder is a respected executive noted for his successful track record in investment, leadership, and innovation across various sectors including manufacturing, transportation, healthcare, real estate, and software/technology. His career is characterized by notable achievements and a commitment to fostering growth and excellence. Since 2012, Mr. Snyder has held the positions of Chairman at Founders Software, Inc. ("Founders Holding Co."), as well as CEO and Manager of BHW. During his tenure, he has led numerous successful initiatives, generating significant economic impact and job creation across the United States and Canada while overseeing the entire process from due diligence to closing. Mr. Snyder is particularly focused on investing in and developing companies in the Buffalo/Niagara Region. With over 30 years of experience in financial management, he has expertise in assessing financial statements from both private and public entities. Mr. Snyder has directly recruited and collaborated with professionals across many industries, successfully hiring and training several CFOs, Controllers, and VP Finance candidates for multiple organizations. He has partnered with various public accounting firms to conduct extensive audit and tax work. Mr. Snyder holds a business degree with a concentration in accounting and finance. His commitment extends to social enterprises and workforce development, benefiting economically disadvantaged communities in Western New York. He has served on the boards of several organizations, including the Buffalo Niagara Partnership, Buffalo Place, and the Buffalo/Niagara Convention and Visitors Bureau, among others. Mr. Snyder's primary role is Chairman of Founders Holding Co. and CEO of BHW.

Mr. Snyder's extensive investment acumen, strategic leadership, financial management expertise, industry knowledge, and prior board experience would add significant value to the Board.

Christine R. Marlow, Age 68—Ms. Marlow is a skilled business strategist and executive in the defense industry, with extensive expertise in multi-million-dollar program management, strategic decision analysis, and high profit Six Sigma implementation. Her background in high-tech military manufacturing and consulting is well-established. Since 2005, Ms. Marlow has owned and operated J&C Consulting, LLC, which offers strategic executive management support for multi-million-dollar programs focusing on productivity, producibility, and profit. Ms. Marlow is a respected retired Raytheon senior program manager. She holds a B.S. degree in Industrial Engineering from Purdue University, an M.B.A. from the University of Dallas, is a graduate of Stanford Strategic Decision and Risk Management, and is an internationally certified ASQ Six Sigma Black Belt.

Ms. Marlow's strategic business and decision analysis acumen, extensive high dollar project management expertise, and high-tech manufacturing and consulting experience will be of critical value to the Board.

13

Why Our Nominees are the Optimal Nominees to Restore Shareholder Value: A Better Board

Michael W. Dolpp, Age 70—Mr. Dolpp is an experienced executive with extensive leadership experience in operations, sales, and distribution, both nationally and internationally. He has demonstrated a strong ability to drive revenue growth, optimize sales channels, and implement lean manufacturing strategies. Mr. Dolpp retired in 2020 from his position as Vice President and General Manager of Altra Industrial Motion, a division of Thomson Industries. In 2022, he founded MWDolpp Consulting, LLC, a consulting firm located in Western New York. With a career spanning over 40 years, Mr. Dolpp has gained a reputation for providing strategic insights and operational solutions across various industries. Prior to establishing his consulting practice, he held senior leadership roles in several prestigious companies, including significant positions at Iimak and ITT Enidine, where he refined his skills in sales, marketing, and strategic planning. Mr. Dolpp earned a B.A. in Education from the State University of New York College at Buffalo and an M.B.A. in Business Management from the Rochester Institute of Technology. His principal occupation is as principal consultant of MWDolpp Consulting, LLC, where he leverages his extensive experience to help organizations navigate complex business challenges and achieve sustainable growth.

Mr. Dolpp's strategic leadership, lean manufacturing operational excellence, revenue generation, and ability to navigate complex business environments on a national and international level will make him a valuable asset to the Board.

Charles C. Alfiero, Age 57—Mr. Alfiero has over 20 years of experience managing portfolios in both public and private sectors. Since 2020, he has served as the Executive Director of Foundation 214, Inc., a private foundation that invests in a diverse portfolio of companies and provides grants to charitable organizations, focusing on assisting children, the elderly, and veterans in healthcare and education. Mr. Alfiero has also been the Managing Member of Alfiero Family LLC, a private wealth management firm, since 2003. His principal occupations include Managing Member of Alfiero Family, LLC, and Executive Director of Foundation 214, Inc. He has previously held executive positions at various companies, including CEO of the biotech startup Stemgenix, LLC, and Director of Sales and Marketing for Electro-Voice, Inc. Mr. Alfiero holds a B.A.A. in Finance from St. Bonaventure University and an M.B.A. in Marketing and Finance from the University of Buffalo.

Mr. Alfiero's financial expertise through his portfolio management experience, strategic leadership honed as a CEO, and sales and marketing will add significant value to the Board.

14

A Better Strategy – The S.A.V.E. Plan

Primary Goals of S.A.V.E. Proposal:

- **Rapidly improve manufacturing capabilities**
- **Rebuild customer confidence**
- **Restore employee morale**
- **Address the notable decrease in Shareholder Value**

We anticipate that the Board may argue they are already implementing certain measures outlined in this proposal, suggesting that no new strategies are being proposed. However, we strongly disagree. Their documented operational failures and substantial financial losses clearly indicate that their perspective is no longer dependable. We contend that the Strategic Evaluation, Financial Stabilization, Customer Engagement, Workforce Development, and Collaboration with the University of Buffalo introduce fresh and distinct initiatives.

15

A Better Strategy – The S.A.V.E. Plan

A key differentiator in our proposal is the suggested team of expert director nominees, who possess the integrity and skills necessary to effectively execute this plan. They have a thorough understanding of what is needed for each component of the strategy, highlighting the significance of exceptional talent, a motivated team, and a stringent timeline. To enhance the chances of success for this initiative, we have collaborated with Industry Leading Experts, two of whom are being nominated for the Servotronics Board (including one proposed as the new interim CEO) alongside the former COO of Servotronics. Each of these experts is known for their expertise in change management, manufacturing efficiency, and operational effectiveness.

Key highlights of the SAVE Servotronics Plan are:

- Leadership Transformation: Establish a new leadership team to spearhead strategic initiatives and cultivate a culture of innovation and excellence.
- Financial Recovery: Improve cash flow management, restructure debt, and optimize real estate assets to stabilize the financial situation.
- Operational Excellence: Apply Lean manufacturing principles, revamp supply chain operations, and ensure zero-defect deliverability.
- Customer Engagement: Embrace a customer-focused approach, enhance communication, and improve quality assurance to regain customer trust.
- Commitment to Workforce Development: Invest in employee training and development, promote an inclusive work environment, and collaborate with educational institutions to create a skilled labor pool.
- Proven Growth Strategies: Enter new markets, create new products, and establish strategic partnerships to boost revenue growth.
- Focus on Shareholder Value: Maintain transparent governance, implement performance-based incentives, and ensure long-term sustainability.

16

Implementation Plan Timeline

Phase 1 (0-6 months)

- Leadership transition: Appoint new leadership to drive strategic initiatives and motivate employees.
- Cash flow stabilization: Implement measures to improve liquidity and manage debt effectively.
- Lean manufacturing deployment: Optimize production processes to enhance efficiency and reduce waste.
- Enhance Employee Satisfaction: Creating associate centric culture, identifying key concerns identified in satisfaction surveys.
- Begin Customer trust rebuilding: Management engagement with customers to rebuild trust through quality improvements and transparent communication.

Phase 2 (6 -12 months)

- Operational improvements: Enhance supply chain management and streamline operations.
- Continued Customer trust rebuilding: Team engagement with customers, fostering intimate relationships at all levels of customer contact.
- New market penetration: Identify new markets to diversify revenue streams and increase market share.

Phase 3 (12-18 months)

- R&D advancements: Invest in research and development to innovate and stay competitive.
- Workforce expansion: Hire and train new talent to support growth and enhance capabilities.
- Revenue growth: Focus on sales and marketing efforts to drive revenue and profitability.

17

Conclusion

By implementing the outlined strategic initiatives, Servotronics can reverse its downward trajectory and attain sustainable growth. The key elements of this strategy are:

- **Leadership Transformation**: Form a new leadership team focused on promoting strategic initiatives while fostering a culture of innovation and excellence.
- **Professional Corporate Governance**: A dedication to transparency and accountability to rebuild shareholder trust and confidence.
- **Financial Stabilization:** Enhance cash flow management, restructure current debt, and optimize real estate assets to stabilize financial health.
- **Operational Efficiency:** Implement Lean manufacturing principles, overhaul supply chain processes, and ensure defect-free delivery.
- **Customer-Centric Approach:** Focus on customer requirements, improve communication, and strengthen quality assurance to regain customer trust.
- **Commitment to Employee Development:** Invest in workforce training and development, encourage an inclusive workplace, and collaborate with educational institutions to develop a skilled labor force.
- **Proven Growth Strategies:** Investigate new markets, design innovative products, and forge strategic partnerships to boost revenue growth.
- **Focus on Shareholder Value:** Maintain transparent governance, introduce performance-based incentives, and prioritize long-term sustainability.

The S.A.V.E. Servotronics Plan we have crafted is designed to restore stakeholder trust and reestablish Servotronics as a leading manufacturer in Western New York.

We strongly urge you to vote "FOR" the four (4) BHW nominees Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero, "FOR" the one (1) unopposed Company nominee, Karen L. Howard, and "WITHOLD" on the remaining four (4) Company nominees, Brent D. Baird, William F. Farrell, Jr., Christopher M. Marks and Evan H. Wax on the WHITE universal proxy card to effectuate the needed change to restore shareholder value at SVT.

18

CITY OF BUFFALO
OFFICE OF THE MAYOR

CHRISTOPHER P. SCANLON
MAYOR

February 14, 2025

Mr. Christopher M. Marx
Chairman
Board of Directors
Servotronics Inc.
1110 Maple Road
PO Box 300
Elma, New York 14059

Dear Mr. Marx:

As Mayor of Buffalo, I am writing to you about the future of Servotronics and its 200 employees; many of which are city residents and/or city taxpayers.

I recently read the *Buffalo Business First* article "Servotronics Faces Board Shakeup." To that end, I think your employees deserve answers to the questions raised by your single largest shareholder in the aforementioned story. Moreover, why is it necessary that he is calling on public support to "save" Servotronics?

"Since the pandemic, the Western New York community has suffered the loss of too many important businesses and well-paying manufacturing jobs," Mr. Snyder is quoted in the article. He adds, "We are aiming to work collaboratively with the current leadership and Board to achieve these critical objectives. We hope to have the opportunity to work together with Servotronics' current board and leadership to implement these changes amicably."

As an elected official who prides himself on partnership and collaboration, one has to ask, why has the board ignored "the ideas for how Servotronics may be able to maximize product sales and development and more generally to enhance shareholder value?"

My team and I have reviewed the "Save Servotronics" plan, its related materials, and website. I am particularly pleased with their ideas about workforce development, operational excellence, financial recovery and a leadership overhaul. To me, these are key to alleviating the challenges that you currently face and will also help ensure that the company and those 200 jobs are not lost in this community.

ROOM 201 CITY HALL / BUFFALO, NY 14202 / (716) 851-4841 / FAX (716) 851-5231 / www.buffalony.gov

CITY OF BUFFALO
OFFICE OF THE MAYOR

CHRISTOPHER P. SCANLON
MAYOR

I assumed the role of Mayor of Buffalo on October 15, 2024, and since then, I have committed to serve every neighborhood and ensure that our progress reaches all corners of our community. That includes our surrounding areas and businesses across Erie County.

In closing, I would appreciate an immediate and formal response to my concerns so I can communicate appropriately with city residents who are impacted by this issue.

Sincerely,

Christopher P. Scanlon
Mayor

CC: William Farrell, CEO & board member
Karen Howard, board member
Brent Baird, board member
Evan Wax, board member

ROOM 201 CITY HALL / BUFFALO, NY 14202 / (716) 851-4841 / FAX (716) 851-5231 / www.buffalony.gov

20

NICHOLAS A. LANGWORTHY
23RD DISTRICT, NEW YORK

ENERGY & COMMERCE

RULES

OVERSIGHT

Congress of the United States
House of Representatives
Washington, DC 20515–3223

DC OFFICE
422 CANNON HOUSE OFFICE BUILDING
WASHINGTON, DC 20515-3223
(202) 225-3161

DISTRICT OFFICES
8201 MAIN STREET
SUITE 13
WILLIAMSVILLE, NY 14221
(716) 547-6844

THE FENTON BUILDING
2-6 EAST SECOND STREET
JAMESTOWN, NY 14701
(716) 488-8111

1 BLUEBIRD SQUARE
OLEAN, NY 14760
(585) 543-5033

89 W. MARKET STREET
CORNING, NY 14830
(607) 377-3130

February 25, 2025

Mr. William F. Farrell
Chief Executive Officer & Director
1110 Maple St
Elma, NY 14059

Dear Mr. Farrell,

I am writing to express my deep concern regarding the trajectory of Servotronics, Inc., under its current leadership, which have recently come to light through reports in the *Buffalo News* and *Buffalo Business First*.

As the federal representative of the company's headquarters, my foremost priority is the well-being of the workers and families who rely on the stability and prosperity of critical businesses like Servotronics. The company has been a cornerstone of our manufacturing base, and ensuring its continued operation is critical to the regional economy. Selling the plant or winding down operations would result in a devastating loss of 200 jobs, with potential ripple effects that would harm both the regional workforce and the economy at large.

While I understand internal corporate leadership decisions must be made independently with the intent of serving the best interests of the shareholders, this unique situation where the investor is committed to rightsizing the company's financials and keeping the plant operational should be given careful consideration.

There has been great effort across our region, by industry stakeholders and elected leaders alike, to train and retain the next generation of skilled labor in Western New York. Too often we see headlines that read *too little, too late* where a company is unable to be saved. This is an inflection point where all parties have a chance to stand together in the name of responsible corporate stewardship to commit to their workforce, and put the company's fundamentals back on track.

I appreciate you giving my letter your full and fair consideration. It is my belief that a continued focus on the company's core operations in our region will not only benefit your employees but will also reinforce Servotronics' standing as a vital part of the Western New York manufacturing sector. Please know that I am committed to working with you and the community to ensure that Servotronics remains a trusted and valued employer for generations to come.

Sincerely,

NICHOLAS A. LANGWORTHY
Member of Congress

CC: Karen Howard, Brent Baird, Evan Wax

21

COUNTY OF ERIE

MARK C. POLONCARZ
COUNTY EXECUTIVE

March 7, 2025

Mr. Christopher M. Marx
Board Chair
Servotronics, Inc.
1110 Maple Road
PO Box 300
Elma, NY 14059

RE: Concern over the Future Success of Servotronics, Inc.

Dear Mr. Marx:

On behalf of the residents of Erie County, and based on recent published reports, I am writing to you and the board of directors of Servotronics, Inc. (Servotronics) out of concern for the future of Servotronics here in our community. As county executive, the well-being of Erie County's residents and the success of our local and regional economy are my paramount concerns.

I want to make it clear that I personally, and our combined Erie County team, support efforts to strengthen Servotronics and keep the company and its approximately 200 employees here in Erie County.

While many other companies in the advanced manufacturing sector are thriving in Erie County, and, like Servotronics' neighbor Moog, Inc., are growing, it is surprising to read that Servotronics has experienced recent losses and is considering actions that could put Servotronics as an entity, and its base of operations in Erie County, in jeopardy. Additionally, if the published reports are true, there have been multiple offers to help the management and performance of Servotronics, all of which have been rejected.

Please do not underestimate Servotronics' economic impact on Western New York. According to independent analyses from the National Association of Manufacturers and the Economic Policy Institute, the loss of Servotronics and its employees would result in a $290 million negative impact on our community over five years.

Our community has had its share of successes, as well as tough economic headwinds in recent years. My office and my economic development team are always available to help convene conversations, connect businesses with resources and assistance, and help companies navigate challenging environments. My administration can only be of assistance if we are engaged before a crisis arises.

RATH BUILDING • 95 FRANKLIN STREET • BUFFALO, N.Y. • 14202 • (716) 858-8500 • WWW.ERIE.GOV

March 7, 2025
RE: Concern over the Future Success of Servotronics, Inc.
Page 2 of 2

I am asking you to avail yourself of this offer of help and guidance. As you are acutely aware, Servotronics is one of only a handful of publicly traded companies in Western New York. Please take this letter as a proactive step to help ensure that Servotronics remains in Erie County and thrives financially well into the future.

My team and I look forward to hearing from you and appreciate your timely response to our offer of assistance.

Sincerely,

Mark C. Poloncarz, Esq.
Erie County Executive

cc: **William Farrell, CEO and board member**
Karen Howard, board member
Brent Baird, board member
Evan Wax, board member

22

*****

Item 2: On May 13, 2025, Beaver Hollow Wellness, LLC issued the following press release with regard to its filing of a definitive proxy statement and accompanying WHITE proxy card on May 2, 2025 with respect to Beaver Hollow Wellness, LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time:

FOR IMMEDIATE RELEASE

May 13, 2025

BHW Unveils Comprehensive Plan to Rescue Servotronics from Financial and Governance Crisis

Urges Shareholders to Vote for Proven Leadership and the S.A.V.E. Servotronics Plan

Buffalo, NY – Beaver Hollow Wellness, LLC ("BHW"), a significant shareholder of Servotronics, Inc. (NYSE American: SVT), today announced the release of a detailed and actionable strategy to restore Servotronics to operational excellence and long-term profitability. The initiative, titled the S.A.V.E. Servotronics Plan, outlines an aggressive path forward to reverse the Company’s alarming downward trajectory under current leadership.

“For over three years, we have attempted to work with the incumbent board and leadership to proactively strengthen Servotronics,” said Paul L. Snyder III, Chairman and CEO of Founders Holding Co. and BHW nominee. “Our offers of operational support, strategic partnerships, and governance improvements have been ignored. The result has been catastrophic financial mismanagement, a crisis of corporate governance, and the destruction of shareholder value. Immediate change is not optional—it is essential.”

Why Change Is Critical

Servotronics has suffered dramatic deterioration in financial performance:

- Net income has plummeted from a $5.0 million gain in 2021 to a $0.3 million loss in 2024.

- Cash reserves have collapsed from $11.8 million in 2021 to just $46,000 in 2024.

- Operating cash flow has deteriorated by over 99% since 2021.

- A damaging reliance on debt and a failed divestiture of its Ontario Knife Company business have only worsened the crisis.

An independent competitive analysis further revealed Servotronics ranks last among peer companies such as Moog, Inc. (MOG.A), Woodward, Inc. (WWD), and Curtiss-Wright Corp. (CW), with dramatically inferior margins, growth, and shareholder returns.

The S.A.V.E. Servotronics Plan

The BHW strategy focuses on:

- Leadership transformation with highly qualified, independent nominees who possess the necessary skills and experience in manufacturing, operational efficiency, and financial accountability to create long-term shareholder value.

- Operational excellence through Lean manufacturing, supply chain revamp, and a zero-defect delivery model.

- Customer trust rebuilding by re-establishing quality assurance and transparent communications.

- Financial stabilization by restructuring debt, optimizing assets, and improving liquidity.

- Workforce empowerment through training, development, and creating a high-performance culture.

- New market penetration and innovation to drive sustainable revenue growth and shareholder value.

A Superior Board for a New Era

BHW has nominated an exceptional slate of directors:

- Paul L. Snyder III – transformational business leader with a track record of turnaround success.

- Christine R. Marlow – defense industry strategist and Six Sigma expert.

- Michael W. Dolpp – former VP at Danaher with world-class operational credentials.

- Charles C. Alfiero – seasoned portfolio and asset manager with deep governance expertise.

“These proven leaders bring decades of relevant experience to rescue Servotronics from its current peril and reposition it as a respected industry player,” Snyder emphasized.

Investors, employees, customers, and stakeholders can view the plan, and related materials, at https://saveservotronics.com/

Call to Action

BHW strongly urges shareholders to vote “FOR” the four (4) BHW nominees Paul L. Snyder III, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero, “FOR” the one (1) unopposed Company nominee Karen L. Howard, and “WITHHOLD” on the remaining four (4) Company nominees: Brent D. Baird, William F. Farrell, Jr., Christopher M. Marks, and Evan H. Wax on the WHITE universal proxy card to protect and maximize shareholder value.

About Beaver Hollow Wellness

Beaver Hollow Wellness, LLC is a private investment and business development firm dedicated to operational excellence, governance accountability, and driving long-term shareholder value.

Media Contact:

Kevin Keenan

Keenan Communications Group

716-481-6806

kevin@keenancommunicationsgroup.com

If shareholders have any questions, please contact our Proxy Solicitor, Alliance Advisors at:

Alliance Advisors

Email: BHW@allianceadvisors.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beaver Hollow Wellness, LLC, together with the other participants named herein (collectively “the Group”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Beaver Hollow Wellness LLC’s highly-qualified director nominees to be voted on at the 2025 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation (the “Company”), scheduled to be held virtually on June 3, 2025, at 9:00 a.m. Eastern Daylight Time.

THE GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST.

The participants in the proxy solicitation are Beaver Hollow Wellness, LLC, Founders Software, Inc., Paul L. Snyder, III, Kathleen Scheffer Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero.

As of the date hereof, Beaver Hollow Wellness, LLC beneficially owns directly 388,745 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Founders Software, Inc., as a member of, and holder of approximately 92 percent of the issued and outstanding membership interest of Beaver Hollow Wellness, LLC, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. Paul L. Snyder III, as the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software, may be deemed to beneficially own the 388,745 shares of Common Stock owned directly by Beaver Hollow Wellness, LLC. As of the date hereof, Kathleeen Ann Scheffer beneficially owns directly 2,173 shares of Common Stock. As of the date hereof, none of Christine R. Marlow, Michael W. Dolpp or Charles C. Alfiero beneficially owns any Common Stock.

Shareholders who have any questions or need assistance voting may contact the Group’s proxy solicitors, Alliance Advisors, toll-free at (844) 202-6145.